EXHIBIT 99(a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION  NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor: Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:	Give the SOCIAL SECURITY number of—

1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)

4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)

6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)

7. a. A revocable savings trust account (in which grantor is also trustee)	The grantor-trustee(1)

b. Any “trust” account that is not a legal or valid trust under state law	The actual owner(1)

For this type of account:	Give the EMPLOYER IDENTIFICATION number of—

8. Sole proprietorship account	The owner(4)

9. A valid trust, estate, or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(5)

10. Corporate account	The corporation

11. Religious, charitable, or educational organization account	The organization

12. Partnership account held in the name of the business	The partnership

13. Association, club, or other tax-exempt organization	The organization

14. A broker or registered nominee	The broker or nominee

15. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	Show the name of the owner. If the owner does not have an employer identification number, furnish the owner’s social security number.
(5)	List first and circle the name of the legal trust, estate or pension trust.

NOTE:	IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. Any reportable payments made during this period will be subject to backup withholding but such withheld amounts will be refunded to you if you obtain a taxpayer identification number and furnish it to the requestor within 60 days of the date that the recipient receives your Form W-9.

Payees Exempt from Backup Withholding Penalties

Payees specifically exempted from backup withholding on ALL payments include the following:*

•	A corporation.
•	A financial institution.
•	An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
•	The United States or any agency or instrumentality thereof.
•	A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
•	A foreign government or a political subdivision, agency or instrumentality thereof.
•	An international organization or any agency or instrumentality thereof.
•	A registered dealer in securities or commodities registered in the United States or a possession of the United States.
•	A real estate investment trust.
•	A common trust fund operated by a bank under section 584(a).
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made by certain foreign organizations.
•	Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

•
Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payor’s trade or business and (iii) you have not provided your correct taxpayer identification number to the payor.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).
•	Payments described in section 6049(b)(5) to non-resident aliens.
•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.
•	Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notices. Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold at the applicable rate from payments of taxable interest and dividends and from certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties

(1)  Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)  Civil Penalty for False Statements With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)  Criminal Penalty for Falsifying Information.—If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

*	Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.